UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2017

GOVERNMENT PROPERTIES INCOME TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-34364	26-4273474
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-219-1440

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the term “the Company” refers to Government Properties Income Trust.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 28, 2017, the Company filed Articles of Amendment to its Amended and Restated Declaration of Trust to increase the number of authorized shares of beneficial interest from 100,000,000 to 150,000,000. All of the Company’s authorized shares are currently classified as common shares, $.01 par value per share.

Item 8.01.  Other Events.

On June 28, 2017, the Company priced an underwritten public offering of 25,000,000 common shares. The Company expects to issue and deliver these common shares on or about July 5, 2017. The public offering price was $18.50 per share. The Company expects to use the $442.3 million of net proceeds from this offering (after deducting estimated offering expenses and underwriters’ discounts) to fund, in part, its acquisition of First Potomac Realty Trust, a Maryland real estate investment trust, or FPO, and its operating partnership, or the Transaction. Pending the consummation of the Transaction and the use of proceeds described above, the Company may repay amounts outstanding under its revolving credit facility or invest the net proceeds from this offering in short term investments consistent with the Company’s intention to maintain its qualification for taxation as a real estate investment trust. The underwriters may also purchase up to an additional 3,750,000 common shares from the Company, at the public offering price, less the underwriting discount, within 30 days from the date of the applicable prospectus supplement.

A prospectus supplement relating to these common shares will be filed with the Securities and Exchange Commission, or the SEC. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER THE COMPANY USES WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, THE COMPANY IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY’S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•                  THIS CURRENT REPORT ON FORM 8-K STATES THAT THE COMPANY EXPECTS TO USE THE NET PROCEEDS FROM THIS OFFERING TO FUND, IN PART, THE TRANSACTION. THE TRANSACTION IS SUBJECT TO CUSTOMARY CONDITIONS AND CONTINGENCIES, INCLUDING APPROVAL BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING FPO COMMON SHARES. THE COMPANY CANNOT BE SURE THAT SUCH CONDITIONS AND CONTINGENCIES WILL BE SATISFIED. IN THE EVENT THE FPO ACQUISITION IS NOT CONSUMMATED, THE COMPANY EXPECTS TO USE THE NET PROCEEDS FROM THIS OFFERING TO REPAY AMOUNTS OUTSTANDING UNDER ITS REVOLVING CREDIT FACILITY AND FOR GENERAL BUSINESS PURPOSES.

•                  THE ISSUANCE AND DELIVERY OF THESE COMMON SHARES IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS

ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY NOT BE COMPLETED.

•                  AN IMPLICATION OF THE STATEMENT THAT THE UNDERWRITERS HAVE BEEN GRANTED AN OPTION TO PURCHASE UP TO AN ADDITIONAL 3,750,000 COMMON SHARES MAY BE THAT THIS OPTION MAY BE EXERCISED IN WHOLE OR IN PART. IN FACT, THE COMPANY DOES NOT KNOW WHETHER THE UNDERWRITERS WILL EXERCISE THIS OPTION, OR ANY PART OF IT.

THE INFORMATION CONTAINED IN THE COMPANY’S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” ITS ANNUAL REPORT, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE STATED IN OR IMPLIED BY ITS FORWARD LOOKING STATEMENTS. THE COMPANY’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

1.1

Underwriting Agreement, dated as of June 28, 2017, between the Company and the underwriters named therein, pertaining to the issuance and sale of up to 28,750,000 of the Company’s common shares of beneficial interest.

3.1	Articles of Amendment dated June 28, 2017.

5.1	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Worcester LLP as to tax matters.

23.1	Consent of Venable LLP (contained in Exhibit 5.1).

23.2	Consent of Sullivan & Worcester LLP (contained in Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOVERNMENT PROPERTIES INCOME TRUST

By:	/s/ Mark L. Kleifges
Name:	Mark L. Kleifges
Title:	Chief Financial Officer and Treasurer

Dated:  June 28, 2017